SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2004

Dex Media East LLC

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-102395	42-1554575
(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits.

(c) Exhibits.

Exhibit No.	Description
The following exhibits are furnished herewith:

99.1	Third Amendment, to be dated as of the effective date of the expected initial public offering of common stock by Dex Media East LLC’s indirect parent, Dex Media, Inc., to the Credit Agreement, dated as of November 8, 2002, as amended, among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent.

99.2	Press release.

Item 9. Regulation FD Disclosure.

In a press release, dated June 18, 2004, Dex Media East LLC announced the completion of the repricing of its tranche A and tranche B term loan facilities. Such repricing is permitted under the Credit Agreement, dated as of November 8, 2002, as amended, among Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, the lenders thereto and JPMorgan Chase Bank, as administrative agent and collateral agent, pursuant to the Third Amendment thereto, to be dated as of the effective date of the expected initial public offering of common stock by Dex Media East LLC’s indirect parent, Dex Media, Inc. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media East LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 18, 2004

DEX MEDIA EAST LLC

By:	/S/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President
(duly authorized officer)